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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             February 24, 2006

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On January 24, 2006, Southwest Casino Corporation (“Southwest”), through its wholly-owned subsidiary Southwest Casino and Hotel Corp., entered into a Consulting and Training Agreement with the Otoe-Missouria Tribe of Indians (the “Tribe”).  Under the terms of the Consulting and Training Agreement, Southwest was assisting the Tribe in developing, implementing and improving operating procedures for the Tribe’s Seven Clans Paradise Casino near Ponca City, Oklahoma.

On February 24, 2006, Southwest and the Tribe received a letter from the National Indian Gaming Commission (“NIGC”) stating that the NIGC had reviewed the Consulting and Training Agreement and determined that it is a “management contract,” as defined in the Indian Gaming Regulatory Act (“IGRA”), which must be approved by the NIGC.  The letter states further that Southwest and the Tribe may not act under the agreement until the agreement is approved by the NIGC and that doing so would be a violation of the IGRA.  Southwest disagrees with the NIGC’s conclusion that the Consulting and Training Agreement constitutes a “management contract,” but stopped providing services to the Tribe on February 24, 2006 pending resolution of that disagreement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: March 1, 2006

By: /s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President